UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011
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KILROY REALTY CORPORATION

(Exact name of registrant as specified in its charter)
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Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064
(Address of principal executive offices) (Zip Code)

(310) 481-8400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.     Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Kilroy Realty Corporation (the “Company”) was held on May 24, 2011. Set forth below are the voting results for the proposals considered and voted upon at the Annual Meeting.

Proposal 1:    Election of directors, each to serve until the Company's 2012 Annual Meeting of Stockholders and until a successor for each has been duly elected and qualified.

Nominee	For	Withheld	Abstain	Broker Non-Votes

John B. Kilroy, Sr.	46,269,128	1,189,014	—	0

John B. Kilroy, Jr.	45,910,916	1,547,226	—	0

Edward F. Brennan, Ph.D.	40,534,479	6,923,663	—	0

William P. Dickey	39,814,166	7,643,976	—	0

Scott S. Ingraham	40,662,922	6,795,220	—	0

Dale F. Kinsella	40,051,141	7,407,001	—	0

Proposal 2:    Non-binding, advisory vote on compensation of named executive officers.

For	Against	Abstain	Broker Non-Votes

23,020,825	24,059,119	378,198	0

Proposal 3:    Non-binding, advisory vote on the frequency of the future advisory stockholder vote on compensation of named executive officers.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes

35,916,931	355,828	11,178,565	6,818	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

By: /s/ Heidi R. Roth
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Heidi R. Roth
Senior Vice President and Controller

Date: May 27, 2011